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                                                                   Exhibit 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


                 We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 1995, which appears on page 35 of the 1994 Annual Report to Shareholders of Union Planters Corporation, which is incorporated by reference in Union Planters Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.





/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Memphis, Tennessee
December 29, 1995





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